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                                                               EXHIBIT 2.2

             AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

  AMENDMENT NO. 1, dated as of February 23, 1996 (this "Amendment"), to the Agreement and Plan of Merger, dated as of January 23, 1996 (the "Agreement"), by and between WELLS FARGO & COMPANY, a Delaware corporation ("Parent"), and FIRST INTERSTATE BANCORP, a Delaware corporation ("Subject Company").

                           W I T N E S S E T H:

  WHEREAS, Parent and Subject Company desire to amend the Agreement; and

  WHEREAS, Section 8.3 of the Agreement provides that the Agreement may be amended by written instrument signed by Parent and Subject Company;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                ARTICLE I

                       AMENDMENTS TO THE AGREEMENT

  1.1 Closing. Section 9.1 of the Agreement is hereby amended by deleting the current text thereof in its entirety and inserting in lieu thereof the following:

    Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 12:01 a.m. on the first day of the month following the month in which the latest to occur of the conditions set forth in Section 7.1 hereof is satisfied or waived (subject to applicable law) or on such other date to which the parties hereto shall mutually agree (the "Closing Date").

                                ARTICLE II

                              MISCELLANEOUS

  2.1 Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Agreement.

  2.2 Entire Agreement; Restatement. Other than as amended by Section 1.1 above, the Agreement shall remain in full force and effect unaffected hereby. The Agreement, as amended by this Amendment, is hereinafter referred to as the "Agreement", and the parties hereto hereby agree that the Agreement may be restated to reflect the amendments provided for in this Amendment.

  2.3 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE CONFLICTS OF LAWS.

  2.4 Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.
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  IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of the date first written above.

                                          WELLS FARGO & COMPANY

                                              /s/ Guy Rounsaville, Jr.

                                          By: ____________________________

                                            Name:Guy Rounsaville, Jr.

                                            Title:Secretary

                                          FIRST INTERSTATE BANCORP

                                               /s/ Edward S. Garlock

                                          By: ____________________________

                                            Name:Edward S. Garlock

                                            Title:Secretary